UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2002

Loudeye Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-29583 (Commission File Number)	91-1908833 (I.R.S. Employer Identification No.)

1130 Rainier Avenue South
Seattle, Washington 98144
(Address of principal executive offices) (Zip code)

(206) 832-4000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
Exhibit 16.2

The Registrant hereby amends the following items of its Current Reports on Form 8-K and Form 8-K/A filed with the Securities and Exchange Commission on May 29, 2002 and May 31, 2002, respectively. This Form 8-K/A amends the original Date of Report to May 23, 2002.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On May 23, 2002, the Audit Committee of the Board of Directors of Loudeye Technologies, Inc., now Loudeye Corp., (the “Company”) decided to replace Arthur Andersen LLP, the Company’s independent accountants. Arthur Andersen LLP had served the Company since 1999. The Audit Committee of the Board is responsible for the selection and replacement of the Company’s independent accounting firm.

     Arthur Andersen LLP’s reports on the Company’s consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and through the date of dismissal, May 23, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Arthur Andersen LLP with a copy of the foregoing disclosures and has filed as an exhibit to this Form 8-K/A a letter from Arthur Andersen LLP stating it agrees with the disclosure contained herein.

     On June 6, 2002, based on the recommendation of the Company’s Audit Committee, the Board of Directors appointed PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002. That appointment was disclosed in a Form 8-K, dated June 6, 2002 that the Company filed on June 13, 2002.

     During the last two complete fiscal years and through the date of their appointment, the Company did not consult with PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Not applicable. (b) Not applicable. (c) Exhibits. Exhibit 16.2 Letter dated June 18, 2002 from Arthur Andersen LLP regarding change in certifying accountant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp. (formerly Loudeye Technologies, Inc.)

Dated: June 19, 2002	By:	/s/ Bradley A. Berg Bradley A. Berg Senior Vice President & Chief Financial Officer